EXHIBIT 4.5

                            SECURED PROMISSORY NOTE


   Principal Amount : $3,000,000                         November 24, 2004


   The following Secured Promissory Note represents and evidences the "Note Three Consideration" referred to in the Agreement and Plan of Merger between and among Best Circuit Boards, Inc., a Texas corporation, Integrated Performance Systems, Inc., and its wholly-owned subsidiary, the LSC Merger Corp., a Texas corporation, originally executed on October 22, 2004 (the "Purchase Agreement"), and subsequently modified by an Addendum executed on an even date herewith. The Purchase Agreement and any amendments thereto are hereby incorporated herein as if fully set out.

   THE SECURITIES ISSUABLE PURSUANT TO THE CONVERSION RIGHTS HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


        FOR VALUE RECEIVED, the undersigned, INTEGRATED PERFORMANCE SYSTEMS, INC. ("Integrated"), a New York corporation, and LSC Merger Corp. ("LSCMC"), a Texas corporation, and any successor entities to Integrated or to LSCMC, or surviving entities pursuant to merger with Integrated or LSCMC, (collectively "Maker"), enters this Secured Promissory Note (the "Note") and does hereby promise to pay to the order of Brad Jacoby ("Payee"), or a designee of Payee the principal sum OF THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00), together with interest on the unpaid principal balance from time to time outstanding hereunder at the rates hereinafter set forth. All sums payable hereunder are payable to Payee's attention as Payee may designate in writing.

        The payment of accrued interest and principal required to be made hereunder shall be due on the next following business day, post-closing of the contemplated merger between Best Circuit Boards, Inc., and Integrated as described herein and per the Purchase Agreement agreed to by the parties dated October 22, 2004, including all addendums, schedules, and attachments thereto, and where time is extended for the payment of principal by virtue of the due date thereof falling on a Saturday, Sunday or public holiday, such extended time shall be included in the computation of interest.

   1. Interest. Interest shall accrue on the unpaid principal balance outstanding hereunder at an annual rate equal to eight percent (8%) per annum computed daily on the basis of a 365/366 day year for the actual number of days elapsed during which the principal is outstanding until the entire indebtedness evidenced by this Note (including, without limitation, principal and accrued unpaid interest) is paid in full.

   2. Terms of Payment (Principal and Interest). Interest is payable monthly. The first payment of interest is due and payable on December 31, 2004, and interest payments shall continue to be due at the end of each month, until February 28, 2005, when this Note matures and the principal and all accrued and unpaid interest are due and payable in full.

   3. Right of Conversion. Payee shall have the right to convert this Note, either in whole or part, into common stock of Integrated. The Note shall be convertible at a stock price of $0.15 per common share (the "Conversion Price").

   In addition, Maker shall pay to Payee on the Conversion Date, in cash, any accrued and unpaid interest on the Note being converted not included at the option of Payee.

   Upon the conversion of the Note, Maker shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Maker's transfer agent shall issue stock certificates in the name of Payee (or its nominee) or such other persons as designated by Payee and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion.

      (i) Exercise of Conversion Privilege. Payee may exercise his conversion privilege on this Note on any business day by telecopying or presenting an executed and completed Conversion Notice to the Maker. Each date on which a Conversion Notice is telecopied or presented to Maker in accordance with this provision shall constitute a Conversion Date. Maker shall immediately convert this Note and issue the common stock in the manner provided herein, and all voting and other rights associated with the beneficial ownership of the common stock shall vest with Payee, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the person who are to become the holders of the common stock in connection with such conversion. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three (3) business days after the Maker's receipt of such Conversion Notice, Maker shall (a) issue the common stock in accordance with the provisions of Section 3 herein; and (b) Cause to be mailed for delivery by overnight courier, or if a Registration Statement covering the common stock has been declared effective by the SEC cause to be electronically transferred, to Payee a certificate or certificate(s) representing the number of common shares to which the Payee is entitled by virtue of such conversion. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates, and at such time the rights of the Payee of this Note, as such (except if and to the extent that any principal amount thereof remains unconverted), shall cease and the person and persons in whose name or names the common stock shall be issuable shall be deemed to have become the holder or holders of record of the common shares represented thereby, and all voting and other rights associated with the beneficial ownership of such common shares shall at such time vest with such person or persons. The Conversion Notice shall constitute a contract between the Payee and Maker, whereby the Payee shall be deemed to subscribe for the number of common shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled), to surrender this Note and to release Maker from all liability thereon (except if and to the extent that any principal amount thereof remains unconverted).

      (ii) Challenge or Dispute. If, at any time after the date of this Note, (a) Maker challenges, disputes, or denies the right of Payee hereof to effect the conversion of this Note into common shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 3; or (b) any third party who is not and has never been an affiliate of Payee commences any lawsuit or legal proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay, or dispute the right of the Payee hereof to effect the conversion of this Note into common shares, then the Payee shall have the right, by written notice to the Maker, to require the Maker to promptly redeem this Note for cash at one hundred twenty-five percent (125%) of the principal amount thereof, together with all accrued and unpaid interest thereon to the date of redemption. Under any of the circumstances set forth above, the Maker shall be responsible for the payment of all costs and expenses of Payee, including reasonable legal fees and expenses, as and when incurred in defending itself in any such action or pursuing its rights hereunder (in addition to any other rights of Payee).

      (iii) In Event of Bankruptcy Proceeding. The Payee shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under the Bankruptcy Code. In the event the Maker is a debtor under the Bankruptcy Code, Maker hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. S362 in respect of Payee's conversion privilege. Maker hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. S362 in respect of the conversion of this Note. The Maker agrees, without cost or expense to Payee, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. S362.

   4. Pledge and Security. This Note is secured by all instruments heretofore, now or hereafter executed by Maker or any guarantors in favor of Payee and by their terms securing the payment of any then existing indebtedness and future advances, including, without limitation, advances of the type represented by this Note (hereinafter "Security Documents") including, without limitation, the following:

      a. Security Agreements _ This Note shall be secured by the Pledge of the following tangible and intangible assets (which shall collectively be referred to as the "Collateral"):

        (1) IPFS stock owned by D. Ronald Allen and held in escrow pursuant to the Stock Escrow and Security Agreement originally dated September 16, 2004, and subsequently modified pursuant to the terms of the Purchase Agreement dated October 22, 2004 (the "Purchase Agreement");

        (2) All the stock of Best Circuit Boards, Inc., and any successor company held by IPFS or any IPFS successor (see Security Agreement #1 attached and executed of even date herewith); and

        (3) The  tangible  assets held  by  Best Circuit  Boards,  Inc.  (see
        Security Agreement #2 attached and executed of even date herewith). These Security Agreements are hereby acknowledged by and among Maker, for itself, and as agent for all shareholders named in the Purchase Agreement, from Maker, as Pledgor, to Payee as Secured Party, in which Maker grants to Payee a security interest in the collateral more fully described therein.

        Security Agreement #1 and Security Agreement #2 are hereinafter referred to collectively as the "Security Agreements."

      b. One or more UCC Financing Statements perfecting the security interest granted by Maker, as Pledgor, to Payee, as Secured Party, in the Collateral.

   5. Priority and Other Liens. Except as otherwise set forth in the Security Agreements set forth in Section 3 above, the security interests securing this Note and on the Collateral described in the Security Agreements are subject only to the priority claims of parties whose security interests were perfected prior to the effective date of this Note. Additionally, Maker will not assign, transfer, sell, or grant, or permit any lien or security interest in the Collateral to or in favor of any other party, without Payee's prior written consent.

   6. Events of Default. An "Event of Default" means one more of the following events has occurred and Payee has given Maker written notice of the event and the time period required to cure same, and the event remains uncured after the expiration of the period indicated hereinbelow:

        a. Maker fails to pay any amount required to be paid under this Note, the Security Agreements or any other promissory note issued by Maker and such failure continues for ten (10) days from the date of Payee's written notice to Maker of such failure to pay;

        b. Any material breach of a representation or warranty made by Maker in this Note or the Security Agreements that continues for ten (10) days from the date of Payee's written notice to Maker of such material breach;

        c. Maker defaults under the terms of this Note, the Security Agreements, or any other promissory note or security agreement to which Maker is a party and such failure continues for ten (10) days from the date Maker receives written notice thereof from any party to one or more of those documents;

        d. Maker commences any "Insolvency Proceeding" (hereinafter defined) with respect to itself or takes any action to effectuate or au-thorize an Insolvency Proceeding; and

        e. Any involuntary Insolvency Proceeding is commenced or filed against Maker or any writ, judgment, warrant of attachment, exe-cution or similar process is issued or levied against all or a substantial part of its properties, and any such involuntary Insolvency Proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy.

         The term "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors undertaken under United
         States Federal, state of foreign law, including the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.A. S 101 et seq.);

        f. Maker defaults under any note, security agreement, or other document related to a security interest superior to Payee's security interest described herein and that default gives the superior interest holder the right to accelerate its debt and such default continues for ten (10) days from the date of Maker's receipt from any party of such failure;

        g. Maker contractually grants any other party a security interest or otherwise encumbers the Collateral without first obtaining the express written consent of Payee:

        h. Maker fails to pay any tax, resulting in the attachment of a security interest in or against all or any part of the Collateral;

        i. The entry of a judgment against Maker or the issuance of any attachment, sequestration, or similar writ is levied upon any of Maker's property which is not remedied within twenty (20) days;

        j. Any required permit, license, certificate or approval with respect to the Collateral ceases to be in full force and effect; or

        k. Payee determines, in its sole and absolute discretion, that a material adverse change has occurred in the financial condition of Maker or that there is a danger to or impairment of the Collateral.

   7. Remedies  Upon Default.   At any  time after  an Event  of Default  has
   occurred and is continuing, Payee shall have the right to declare all amounts due and owing hereunder, including, without limitation, principal and accrued unpaid interest, immediately due and payable in full without presentment, demand, protest or notice (except as stated above and in the Security Agreements), all of which are hereby expressly waived by Maker to the extent indicated. Payee shall also have the right upon the occurrence and continuance of an Event of Default to exercise any one or more of its remedies under this Agreement or any other applicable Security Agreement. If Maker fails to make any payment when due under this Note, then, in addition to any and all other relief to which Payee may be entitled, Maker agrees to pay (or reimburse Payee for) any and all reasonable costs, expenses and fees incurred by Payee to enforce this Note or otherwise collect indebtedness evidenced by this Note, including, without limitation, reasonable attorney's fees and court costs.

   Upon an Event of Default, Payee at its election may (but shall not be obligated to), without notice, do any one or more of the following: (a) terminate its commitment to extend any additional monies under this Note;
   (b) terminate any obligation to extend any other credit to or for the account of Maker; (c) reduce any claim to judgment; (d) exercise any and all rights and remedies afforded by this Note, the other Security
   Documents, law, equity or otherwise, including, without limitation, obtaining appointment of a receiver (to which Maker hereby consents) and/or judicial or non-judicial foreclosure under the Security Agreement or the Second Security Agreement; (e) in its own name or in the name of Maker, enter into possession of the Collateral, perform all work necessary to complete any, or all of Maker's outstanding contracts substantially in accordance with said contract(s) (as modified as deemed necessary by Payee), the Security Documents, and all applicable laws, and governmental requirements pursuant to the applicable contracts or otherwise; or (f) set-off and apply, to the extent thereof and to the maximum extent permitted by law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Payee to or for the credit or account of Maker against any indebtedness.

             Maker hereby appoints Payee as Maker's attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution, to do any of the following in Maker's name upon the occurrence of an Event of Default: (i) use such sums as are necessary, including, without limitation, any proceeds of this Note and any Collateral, make such changes or corrections in the Maker's existing contracts as may be required, or as Payee may otherwise consider desirable, for the purpose of completing any outstanding contracts or obligations substantially in accordance with the terms thereof (as modified as deemed necessary by Payee), the Security Documents, and all applicable laws, and governmental requirements; (ii) execute all applications and certificates in the name of Payee which may be required for completion of any contract; (iii) endorse the name of Maker on any checks or drafts representing proceeds of any insurance policies, or other payments or instruments payable to Maker with respect to the Collateral;
   (iv) do every act with respect to the Collateral that Maker may do; (v) prosecute or defend any action or proceeding incident to the Collateral,
   (vi) pay, settle, or compromise all bills and claims so as to clear title to the Collateral; and (vii) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Maker, whether or not previously incorporated into the Collateral. Any amounts expended by Payee to complete the foregoing on Maker's behalf or in connection with the exercise of its remedies herein shall be deemed to have been advanced to Maker hereunder as a demand obligation owing by Maker to Payee and shall constitute a portion of the indebtedness under this Note, regardless of whether such amounts exceed any limits for indebtedness otherwise set forth herein. Payee shall have no liability to Maker for the sufficiency or adequacy of any such actions taken by Payee. THE EXCULPATION PROVISION OF THE IMMEDIATELY PRECEDING SENTENCE IS INTENDED TO APPLY TO ANY ACT OR FAILURE TO ACT BY PAYEE WHICH CONSTITUTES PAYEE'S OWN ORDINARY NEGLIGENCE.

             No delay or omission of Payee to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Payee to exercise any option for acceleration of the maturity of the indebtedness, or for foreclosure or sale of the Collateral following any Event of Default as aforesaid, or any other option granted to Payee hereunder in any one or more instances, or the acceptances by Payee of any partial payment on account of the indebtedness, shall constitute a waiver of any such Event of Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Payee is intended to be exclusive of any other remedies provided for in this Note or any of the other Security Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under this Note or any of the other Security Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given to Payee by this Note or any of the other Security Documents shall be concurrent, and may be pursued separately, successively or together against Maker, guarantor, or any personal property granted as security under the Security Documents, and every right, power and remedy given by this Note or any of the other Security Documents may be exercised from time to time as often as may be deemed expedient by Payee.

   8. Annual Interest Rate Upon Default. All past due installments of principal and interest due and owing on this Note, shall bear interest from maturity thereof until paid at the lesser of (i) Eighteen percent (18.00%) per annum or (ii) the Maximum Rate as defined herein. Upon acceleration or maturity of the entire outstanding principal balance of this Note, the said principal amount shall bear interest from the date of acceleration or maturity until paid at the rate of Eighteen percent (18%) per annum calculated and applied on the basis of actual days elapsed and a 365/366 day year, subject to Paragraph 1 hereof, PROVIDED, HOWEVER, that the interest payable under this Paragraph shall in no way exceed the Maximum Rate as defined herein.

   9. Conversion upon Default. In the event that it is determined that the Maker is in default of its indebtedness to the Payee, then payee, at its sole option, shall be entitled to convert all or a portion of the indebtedness represented by the Note into equity of Maker or reduce by offset all or any portion of the outstanding balance of this Note in cash in an amount necessary to satisfy all or a portion of such indebtedness owed to Payee by Maker.

   To the extent that funds are either not readily available to satisfy the Payee's entire claim for payment, upon notice of demand, as described in
   Section 12, the Maker agrees to provide a payment solution acceptable to Payee, utilizing a cash equivalent which would include but not be limited to: unrestricted common stock of the Maker.

   Should Payee elect to convert all or a portion of the indebtedness represented by the Note into equity of Maker, Maker and Payee agree that the equity shall carry a value equal to $0.15 per share. At the effective time of conversion, without any action on the part of the Maker Payee shall receive shares of Maker in a number equal to the total indebtedness due the Payee at the time of closing.

   10. Usury Savings and Spreading. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable law governing the Maximum Rate or amount of interest payable on or in connection with this Note and the loan evidenced hereby (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under applicable state law). If the applicable state or federal law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Security Documents, or contracted for, charged, taken, reserved or received with respect to the Note, or if acceleration of the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that (i) all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker); and (ii) the provisions of this Note and the Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Payee does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note or in any of the Security Documents that permits the compounding of interest, including without limitation any provision by which any of the accrued interest is added to the principal amount of this Note, the total amount of interest that Maker is obligated to pay and Payee is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the Maximum Rate (as defined hereinafter) on principal amounts actually advanced to or for the account of Maker, including any initial funds advanced contemporaneously herewith and any advances made pursuant to any of the Security Documents (such as for the payment of taxes, insurance premiums and the like). As used herein, the term "Maximum Rate" shall mean the maximum non-usurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by Payee from Maker in connection with the Note evidenced hereby under applicable state law (or applicable United States federal law to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law).

   11. Prepayment and Recoupment. Maker hereby reserves the right at any time to make payments of principal or interest before they are due without penalty or premium. All prepayments shall be applied first to accrued, unpaid interest, and the balance of any prepayment shall be applied to reduce the amount of principal payments due under this Note in the order of their maturity.

   12. Representations and Warranties of Maker. Maker represents and warrants that (i) Maker has obtained any consents necessary to execute, deliver and perform its obligations under this Note; (ii) this Note constitutes the valid and binding obligation of Maker and is enforceable against Maker in accordance with its terms; (iii) Maker has taken all corporate action necessary to authorize the execution and delivery of this Note and each legal agent who may be executing this Note on behalf of Maker has authority to execute and deliver this Note; (iv) neither the execution or delivery by Maker of this Note nor the performance by Maker of its obligations hereunder violates, conflicts with, results in a breach of, or constitutes a default under, or will result in the creation or imposition of any lien against or upon the assets or property of Maker, except as expressly stated herein, pursuant to, or results in a change in any material term of (a) the Articles of Incorporation or Bylaws, as amended, of any Maker, (b) any and all applicable laws, rules, and regulations; (c) any judgment, decree or order of any court or any other agency of the government or (d) any material agreement to which any Maker is a party or by which Maker's property or assets are bound; (v) all of Maker's filings with the Securities and Exchange Commission made pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are true and correct as of the date hereof; and (vi) Maker has been represented by separate legal counsel in the negotiation and execution of this Note.

   13. Notices. All notices, demand, communications and requests of any kind (each a "Notice") which either party may be required or may desire to serve upon the other party hereto in connection with this Note shall be delivered only by courier or other means of personal service which provides written verification of receipt or by registered or certified mail, return receipt requested. Any such notice (i) if sent by registered or certified mail, shall be deposited in the United States mail, or (ii) if delivered by courier, shall be deposited with the courier, in each case with postage or delivery charges thereon fully prepaid. All Notices shall be addressed to the parties to be served therewith as follows:

         If to Maker:                               If to Payee:

   Law Office of Gregory W. Mitchell, P.L.L.C.      Brad Jacoby
   Integrated Performance Systems, Inc.
   4201 Shadybrook Ln.
   Rowlett, Texas 75088


   Service of any Notice so made shall be deemed complete on the day of receipt thereof as shown by the addressee's registry, certification receipt or other evidence of receipt or first rejection. Either party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different or additional person to which all such notices or demands hereafter are to be addressed.

   14. Waivers. Except as otherwise provided in this Note, Maker and all endorsers, guarantors, sureties and accommodation parties of this Note, both before and after maturity, hereby expressly (i) waive all protest, notice of protest, demand for payment, presentment for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of dishonor, bringing of suit, and diligence in taking any action to collect any amounts called for hereunder and in the handling of properties, rights or collateral at any time existing in connection herewith; (ii) consent to and waive notice of any one or more renewals, extensions or modifications of this Note, whether made to or in favor of Maker or any other person or persons, regardless whether any such renewal, extension or modification modifies the terms, interest rate or time for payment of this Note and regardless of the length of term of the renewal, extension or modification; (iii) consent to and waive notice of any substitution, exchange or release of any security now or hereafter given for this Note; (iv) consent to and waive notice of the release of any party primarily or secondarily liable hereon; (v) consent to and waive notice of any other indulgences, none of which shall otherwise affect the liability of any of said parties for the indebtedness evidenced by this Note; and (vi) agree that it will not be necessary for Payee, in order to enforce payment of this Note, first to institute suit against or to exhaust Payee's remedies against Maker or any other party liable hereunder, or to proceed against any other security for this Note.

   15. Remedies Cumulative. All rights and remedies of Payee hereunder are cumulative of each other and of every other right or remedy which Payee may otherwise have at law or in equity or under any other contract or document for the enforcement of or the collection of this Note, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. The failure of Payee at any time to assert or exercise any rights granted by this Note shall not render the Payee liable to any person concerned herein or deprive Payee of any rights granted herein. All rights of Payee hereunder may be assigned or transferred in whole or in part by Payee, as it deems advisable, and the rights of Payee hereunder shall inure to the benefit of its successors and assigns. All obligations of Maker hereunder shall bind the heirs, legal representatives, successors and assigns of Maker.

   16. Assignment. No party to this Note may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party, which consent shall be in the sole discretion of such other party.

   17. Definitions; Applicable Law. The terms "Maker" and "Payee" and other nouns and pronouns include the singular and/or plural, as appropriate. The terms "Maker" and "Payee" also include their respective heirs, personal representatives, successors and assigns. This Note shall be governed and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Texas. Performance by the parties hereunder shall be deemed to occur exclusively in Dallas County, Texas.

   18. Commercial Purpose. Maker warrants and represents that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or Maker is a business or commercial organization. Maker further warrants and represents that all of the proceeds of this Note shall be used for business, commercial, investment or other similar purposes and shall not be used for personal, family, household or agricultural purposes.

   19. Attorney's Fees and Expenses. In the event that Payee or any other holder of this Note brings suit hereon, or employs an attorney or incurs expenses to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to cure any Event of Default under this Note or any of the Security Documents, whether through suit, insolvency, reorganization, bankruptcy, or any other legal or informal proceeding, Maker and all endorsers, guarantors and sureties agree additionally to pay all reasonable attorney's fees, court costs and other reasonable expenses thereby incurred by Payee.

   20. Entire  Agreement.   THIS  NOTE,  THE  SECURITY  AGREEMENTS,  AND  ALL
   INSTRUMENTS OR DOCUMENTS DELIVERED PURSUANT HERETO OR THERETO, TOGETHER WITH ALL EXHIBITS AND SCHEDULES HERETO AND THERETO, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. DEBTOR REPRESENTS THAT IS HAS BEEN REPRESENTED BY SEPARATE LEGAL COUNSEL RELATING TO THE NEGOTIATION AND EXECUTION OF THIS NOTE AND THE PLEDGE AND SECURITY AGREEMENT.



      EXECUTED to be effective as of the day and year first written above.


 MAKER:

                INTEGRATED PERFORMANCE SYSTEMS, INC.,
                           a New York corporation


       By: /s/ D. Ronald Allen
           ----------------------
       Name: D. Ronald Allen
       Its:  President/Chairman

 PAYEE:

                          BRAD JACOBY,
                          Individually


        By: /s/ Brad Jacoby
           ----------------------
        Name: Brad Jacoby